UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 4, 2008

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and according to general instruction B.2. thereunder, the information in this Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section. The information contained herein shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

At an upcoming investment community event, executives of Seagate Technology (the “Company”) will provide investors with an update regarding current conditions in the hard drive industry and the Company’s expected March quarter financial results. Specifically, the Company expects to communicate the following:

The Company continues to expect overall demand in the March quarter to exhibit normal seasonality off a strong December quarter.

Inventory in the distribution channel for 3.5” ATA products is currently in the targeted range of 4-6 weeks for both the industry and the Company’s products.

The Company’s financial performance as it relates to profitability thus far in the quarter has been better than expected due to a favorable mix of its enterprise and high capacity ATA products and overall pricing that has been slightly favorable to the original plan.

The Company continues to expect revenue to be in the range of $3.2-$3.3 billion and has revised upward expected GAAP diluted net income per share to $0.63-$0.67. Excluding approximately $27 million of purchased intangibles amortization and other charges associated with past acquisitions, non-GAAP diluted net income per share is expected to be in the range of $0.68-$0.72.

As of February 29, 2008, the Company has repurchased during the quarter approximately 36 million shares for a total of approximately $784 million by utilizing the remaining balance of $474 million from the original $2.5 billion share repurchase authorization and approximately $310 million against the additional $2.5 billion share repurchase authorization that was announced on February 4, 2008.

As is typical, demand and pricing during the remainder of the March quarter will be key factors in determining the financial results of the Company.

GAAP and non-GAAP guidance does not include the impact of future acquisitions, stock repurchases (including those disclosed above) or restructuring charges the Company may undertake, and does not include restructuring costs that relate to a previously announced action.

Use of Non-GAAP Financial Measures

This Current Report contains non-GAAP financial measures. Our results of operations have undergone significant change in the past few years, most significantly in connection with our acquisition of Maxtor. To help the readers of our guidance prepared on a GAAP basis better understand our expectations of our future results, we supplementally disclosed, after making certain non-GAAP adjustments, forecasts for non-GAAP diluted net income per share for the quarter ending March 28, 2008. Our non-GAAP diluted net income per share is not prepared or presented in accordance with, or an alternative for, GAAP diluted net income per share, and is not based on any comprehensive set of accounting rules or principles. The GAAP measure most directly comparable to non-GAAP diluted net income per share is diluted net income per share. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

Non-GAAP diluted net income per share are among the primary factors management uses in internal planning, budgeting, calculating bonus payments and forecasting future periods. An explanation of the ways in which our board of directors and management use non-GAAP diluted net income per share to evaluate the business, the substance behind our management’s decision to use this measure, the material limitations associated with the use of these non-GAAP financial measure, the manner in which Seagate management compensates for those limitations, and the substantive reasons why we believe that this non-GAAP financial measure provides useful information to investors are set forth below.

Use and Economic Substance of Non-GAAP Diluted Net Income per Share Used by Seagate

Non-GAAP diluted net income per share consists of diluted net income per share, excluding charges relating to recently completed acquisitions, which include: amortization of purchased intangible assets; stock-based compensation expense related to the acquisition of Maxtor; gains on the sale of certain assets; and the tax impact, where applicable, associated with the excluded adjustments. Our management uses non-GAAP diluted net income per share for purposes of evaluating our historical and prospective financial performance, as well as our performance relative to our competitors. We believe that excluding those items mentioned above in non-GAAP diluted net income per share allows our board of directors, management, investors, analysts and other interested parties to better understand Seagate’s consolidated financial performance in relationship to the operating results, as management does not believe that the excluded items are reflective of our ongoing core operating results and business outlook and that excluding these items allows us to better understand and analyze trends in our business. These reasons provide the basis for management’s belief that the measures are useful. More specifically, our management excludes each of those items mentioned above for the following reasons:

•

Charges relating to acquisitions. We have adjusted our GAAP diluted net income per share to exclude the impacts of the acquisition of Maxtor, and to a lesser extent, certain impacts associated with the acquisitions of EVault and MetaLINCS, which impacts we expect will disappear within a finite period:

•

Amortization of purchased intangible assets. Charges relating to the amortization of intangibles acquired in the Maxtor, EVault and MetaLINCS acquisitions are non-cash in nature, are inconsistent in amount and frequency, and have no direct correlation to Seagate’s ongoing operating results. We exclude these charges for purposes of calculating these non-GAAP financial measures to facilitate a more meaningful evaluation of our current operating results and comparisons to our past operating performance;

•

Write-off of in-process research and development. These charges relate to in-process research and development acquired in the MetaLINCS acquisition, which has no alternative future use, and has no direct correlation to our ongoing operating results. Excluding these charges for purposes of calculating these non-GAAP financial measures contributes to a more meaningful evaluation of our current operating results and comparisons to our past operating performance;

•

Stock-based compensation expense. These non-cash charges relate to the amortization of unearned compensation as a result of assuming unvested Maxtor employee stock options and nonvested shares and are not reflective of our ongoing operating results;

•	Gains on sale of assets. These non-cash charges relate to the gains recognized on the sale of certain assets and are not reflective of our ongoing operating results;

•	Income tax effect of non-GAAP adjustments. This amount represents the tax effects, where applicable, associated with the excluded non-GAAP adjustments.

Material Limitations Associated with Use of Non-GAAP Diluted Net Income Per Share

The non-GAAP diluted net income per share that we present may have limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations in relying on non-GAAP diluted net income per share are:

•

Items such as amortization of intangible assets, though not directly affecting our cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP net income and non-GAAP diluted net income per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•

While we make adjustments to diluted net income per share for items that we believe are not reflective of our operating performance and that we believe are non-recurring in nature, no assurance may be given that we will not incur similar costs in the future.

•	Other companies may calculate non-GAAP diluted net income per share differently than we do, limiting the usefulness for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Diluted Net Income Per Share

We compensate for the limitations on our use of non-GAAP diluted net income per share by preparing our financial statements on a GAAP basis to gain a complete picture of our business. Our non-GAAP diluted net income per share focuses only upon our core business that management believes it can directly effect or exercise influence over. Thus, non-GAAP diluted net income per share only represents a limited reflection of a subset, albeit a critical one, of the business that the management considers it can control and change from period to period. Additionally, we have reconciled GAAP diluted net income per share to non-GAAP diluted net income per share by disclosing the adjustments made. We encourage investors to carefully review the reconciliation of non-GAAP adjustments made. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP diluted net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

The Substantive Reasons why Management Believes Non-GAAP Diluted Net Income per Share Provides Useful Information to Investors

We believe that providing non-GAAP diluted net income per share to investors in addition to the related GAAP measure provides investors with greater transparency to the information used by our management in our financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Investors are encouraged to review the reconciliation of our historical non-GAAP financial measures to the comparable GAAP results, which is attached to our historical quarterly earnings releases and which can be found, along with other financial information, on the investor relations page of our Web site at

http://www.seagate.com/www/en-us/about/investor_relations/.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, including expected revenue, net income and diluted earnings per share (presented on a GAAP basis as well as on a non-GAAP adjusted basis), price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this Current Report. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disc drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disc drive products with lower cost structures; the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products; and market conditions and alternative cash and imperatives which could impact the Company’s ability to repurchase its stock. Information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 27, 2007 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on January 30, 2008, which statements are incorporated into this Current Report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: March 4, 2008	By:	/s/ CHARLES C. POPE
		Name:	Charles C. Pope
		Title:	Executive Vice President, Finance and Chief Financial Officer